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Exhibit 5.1

                                January 14, 2002

eGain Communications Corporation
714 E. Evelyn Avenue
Sunnyvale, CA 94086

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by eGain Communications Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 750,000 shares of the common stock of the Company pursuant to the eGain Communications Corporation 1999 Employee Stock Purchase Plan (the "Plan"), it is our opinion that such shares, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                                Very truly yours,

                                                /s/ PILLSBURY WINTHROP LLP

                                                PILLSBURY WINTHROP LLP